UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2024

SAFE & GREEN HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

 990 Biscayne Blvd.

#501, Office 12

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 28, 2024, SG Building Blocks, Inc. (“SG Building Blocks”), a wholly owned subsidiary of Safe & Green Holdings Corp. (the “Company”), entered into a Cash Advance Agreement (“Cash Advance Agreement”) with Pawn Funding (“Merchant”) pursuant to which SG Building Blocks sold to Merchant $599,600.00 of its future receivables for a purchase price of $400,000.00, less underwriting fees and expenses paid, for net funds of $360,000.

Pursuant to the Cash Advance Agreement, Merchant is expected to withdraw $4,996.67 per day directly from SG Building Blocks’ bank account until the $599,600 due to Merchant under the Cash Advance Agreement is paid. In the event of a default (as defined in the Cash Advance Agreement), Merchant, among other remedies, can demand payment in full of all amounts remaining due under the Cash Advance Agreement.

The foregoing description of the Cash Advance Agreement is qualified in its entirety by reference to the full text of the Cash Advance Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein in its entirety by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.1	Standard Cash Advance Agreement, dated August 27, 2024, by and between SG Building Blocks, Inc., and Pawn Funding
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFE & GREEN HOLDINGS CORP.

Dated: August 30, 2024	By:	/s/ Patricia Kaelin
		Name:	Paticia Kaelin
		Title:	Chief Financial Officer

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